                                                                     EXHIBIT 4.1

                             IMPERIAL SUGAR COMPANY

                            INTERIM WAIVER AGREEMENT


To the Lender Parties to the Credit
  Agreement Identified Below

Ladies and Gentlemen:

     We refer to the Amended and Restated Credit Agreement dated as of December 22, 1997 by and among Imperial Sugar Company (then known as Imperial Holly Corporation), the Lenders from time to time party thereto, Lehman Commercial Paper Inc. as Syndication Agent, Lehman Brothers Inc. as Arranger and Harris Trust and Savings Bank as Administrative and Collateral Agent, as heretofore or hereafter amended (the "Credit Agreement"), capitalized terms used without definition below to have the meanings ascribed to them in the Credit Agreement. Upon satisfaction of the conditions precedent to effectiveness set forth below, certain Defaults and/or Events of Default shall be waived, all on and subject to the conditions and limitations set forth below:

      1. Interim Waivers with Respect to Certain Financial Covenants. Any Default or Event of Default occasioned solely by the failure of the Borrower to be in compliance with Section 7.1(a), 7.1(b), 7.1(e) or 7.1(f) of the Credit Agreement as of, but only as of, September 30, 2000 is hereby waived but only for the period to and including the earlier of (i) the Sub Debt Payment Notice Date and (ii) January 8, 2001 (the earlier of such dates being hereinafter referred to as the "Expiry Date") and effective on the Expiry Date such waivers shall be and become null and void and, absent a further waiver of such Defaults and/or Events of Default by the Required Banks such Defaults and Events of Default shall once again arise all as though the waivers provided for in this
Section 1 had never been given. The term "Sub Debt Payment Notice Date" shall mean the date the Borrower serves a notice on the Administrative Agent pursuant to Section 3 hereof.

      2. Audit Report Qualifications. Any Default or Event of Default occasioned solely by the consolidated audit report of the Borrower for the fiscal year ended September 30, 2000 containing a "going concern" or like qualification or exception is hereby waived.

      3. Payments in Respect of Designated Subordinated Debt. The Borrower agrees that it will not make any payment of principal or interest on Designated Subordinated Debt or acquire or retire the same or make any deposit of funds or other property with the trustee for the holders of Designated Subordinated Debt for the purpose of funding any such payment, acquisition, or retirement unless the Requisite Lenders have agreed thereto or the Borrower shall have given the Administrative Agent not less than eight Business Days prior written notice (a "Sub Debt Payment Notice") of its intention so to do and confirmed that the Administrative Agent has actually received such notice at least eight Business Days prior to funding any such payment. The term "Designated Subordinated Debt" shall mean the Borrower's 9 3/4% senior subordinated notes due 2007 and issued under an indenture dated as of December 22, 1997 with The Bank of New York as original trustee.

      4. No Prepayments. The Borrower will not and will not permit any Subsidiary to voluntarily prepay or acquire or retire any of the principal or interest on any Indebtedness (other than Indebtedness hereunder) prior to the time the same becomes due and payable.

      5. Availability. In consideration of the waivers hereinabove provided, the Company has agreed to restrict utilizations under the Revolving Credit Commitments to amounts based upon its cash flow projections as heretofore presented to the Lenders. Accordingly, the Borrower hereby agrees that, anything contained in the Credit Agreement to the contrary notwithstanding, during each of the periods specified below Total Revolving Extensions of Credit shall not exceed the lesser of the Adjusted Revolving Credit Commitments or the amount specified below and the Borrower shall have no right to request a credit utilization if after giving effect thereto such credit utilizations would exceed such amounts:

During the period                      Total Revolving Extensions of Credit
                                       shall not exceed following amounts plus
                                       current outstanding amount of letters of
                                       credit
-------------------------------------------------------------------------------
Effectiveness of this Agreement
 to 12/9/00                                          $ 85,000,000
-------------------------------------------------------------------------------
12/10/00 - 1/8/01                                    $125,000,000
-------------------------------------------------------------------------------

      6. Interest Periods. Anything contained in the Credit Agreement to the contrary notwithstanding, the Borrower shall not be entitled to select new Interest Periods and Eurodollar Loans shall be converted into Base Rate Loans on the expiration of the Interest Periods currently applicable thereto.

      7. Mandatory Prepayments. Anything contained in the Credit Agreement to the contrary notwithstanding, the proceeds of any mandatory prepayment made pursuant to Section 2.12 of the Credit Agreement shall be applied pro rata to the reduction of the Term Loans and the Revolving Credit Commitments and upon execution of counterparts hereof by the Majority Facility Lenders of the Tranche B Term Loans Section 2.18 (d) of the Credit Agreement shall be of no force or effect.

      8. The Restructuring. The Borrower and certain of the Lenders holding
66 2/3% of the obligations of the Borrower under the Credit Agreement which also constitute a majority in number of the Lenders (the "Requisite Restructuring Lenders") have agreed to the Summary of Terms and Conditions for Refinancing or Restructuring of the Credit Agreement dated December 8, 2000 ("Restructuring Term Sheet") which is attached hereto and incorporated herein. The Borrower and such Lenders have agreed to all of the terms in the Restructuring Term Sheet with the following understanding: (a) the Borrower and Requisite Restructuring Lenders must further agree to the specific terms of (i) the financial covenants;
(ii) the borrowing
base and the definition of excess cash flow; and (iii) the permitted level of Capital Expenditures per year (which are to be justified to the Lenders by means of a Capital Expenditure Program) (collectively hereinafter referred to as "Implementation Issues"); (b) the Borrower and the Lenders have reserved their rights and do not agree on two specific pricing issues in the Restructuring Term Sheet; namely with regard to Pricing Grid, Annex 1A to the Restructuring Term Sheet, (i) whether there should be eurodollar pricing available at Level III and, if so, whether the pricing margin should be 4.75% per annum, and (ii) whether there should be a second Restructuring Fee in the amount of $1,550,000 payable upon the earlier of receipt of the Net Proceeds of an Equity Offering or one year anniversary of the Effective Date of the Plan of Reorganization for the Borrower (hereinafter collectively referred to as "Reserved Pricing Matters"). The Borrower, the Lenders and Agent will continue to negotiate the Implementation Issues and Reserved Pricing Matters in an effort to have them agreed to by the Borrower and the Requisite Restructuring Lenders The Borrower acknowledges and agrees that notwithstanding any terms or provisions of this Agreement or the Credit Agreement, the undersigned Lenders have not waived their right to receive and shall receive, and the Borrower agrees to pay, interest on the Loans and the obligations under the Credit Agreement and in respect of Letters of Credit on and after December 15, 2000, at the rate per annum applicable under Section 2.15 (d) of the Credit Agreement to amounts overdue (any notice or other actions by the Lenders necessary to accomplish this are hereby waived or deemed given by the Borrower). If the Implementation Issues and Reserved Pricing Matters have been resolved to the satisfaction of the Requisite Restructuring Lenders and the Agent by January 8, 2001 and the Borrower has received assurances from Holders of the 9 3/4% Senior Subordinated Notes Due 2007 of the Company ("Subordinated Notes") who in aggregate hold at least $140,000,000 principal amount of the Subordinated Notes ("Requisite Restructuring Noteholders") that the Requisite Restructuring Noteholders have agreed to the terms of the Restructuring Term Sheet by January 8, 2001 then the immediately preceding sentence shall be voided ab initio as if it had never been part of this Agreement. Interest in excess of that which would have accrued on the Loans but for this Agreement shall be due and payable on January 8, 2001 unless voided pursuant to the foregoing. The Borrower represents and warrants that it has received written assurances from representatives of Informal Committee of Subordinated Notes who hold collectively at least $140,000,000 principal amount of Subordinated Notes ("Committee") that each member of the Committee has approved the Restructuring Term Sheet subject to the Reserved Pricing Matters and the Implementation Issues.

      9. Miscellaneous. Except as specifically modified hereby, all of the terms, conditions and provisions of the Credit Agreement shall stand and remain unchanged and in full force and effect. No reference to this Interim Waiver Agreement need be made in any instrument or document at any time referring to the Credit Agreement, a reference to the Credit Agreement in any of such to be deemed to be a reference to the same as modified hereby. This Interim Waiver Agreement may be executed in counterparts and by separate parties hereto on separate counterparts, each to constitute an original but all of which shall constitute one and the same instrument. The Borrower and the Subsidiary Guarantors hereby confirm that all representations and warranties made by them in the Loan Documents are true and correct as of the date hereof except to the extent that any of same expressly relate to any earlier date and acknowledge that their obligations under the Loan Documents are justly and truly owing without defense, offset or counterclaim. The waivers provided for herein shall be strictly construed and limited as hereinafter provided. This Interim Waiver Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof which, taken together, bear the signatures of the Borrower, the Guarantors, the Requisite Restructuring Lenders and the Majority Revolving Credit Facility Lenders, provided however that upon satisfaction of such conditions such effectiveness shall relate back to and be deemed effective as of September 30, 2000 all with the same force and effect as though such conditions precedent to effectiveness had been satisfied as of and on such date. This Interim Waiver Agreement shall be deemed to be a "Loan Document" for purposes of the Credit Agreement and the other Loan Documents. This Interim Waiver Agreement shall be construed in accordance with and governed by the laws of the state of New York.

Dated and to become effective as of this 30th day of September 2000.

                                IMPERIAL SUGAR COMPANY (formerly known as
                                 Imperial Holly Corporation)


                                By    /s/ Mark Q. Huggins
                                   -------------------------------------------
                                  Its       CFO
                                      ----------------------------------------


                                BIOMASS CORPORATION

                                By:    /s/ W. F. SCHWER
                                   -------------------------------------------
                                Name:  W. F. SCHWER
                                Title: President


                                CROWN EXPRESS, INC.

                                By:    /s/ W. F. Schwer
                                   -------------------------------------------
                                Name:  W. F. Schwer
                                Title: President


                                DIAMOND CRYSTAL BRANDS, INC.

                                By:    /s/ W. F. Schwer
                                   -------------------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President

                                DIAMOND CRYSTAL BRANDS, LP

                                By: Savannah Molasses & Specialties
                                    Company
                                    Its sole General Partner


                                By:    /s/ W. F. Schwer
                                   -------------------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President

                                DIAMOND CRYSTAL HOLDINGS, INC.

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                DIAMOND CRYSTAL SPECIALTY FOODS, INC.

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                DIXIE CRYSTALS FOODSERVICE, INC.

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                DSLT HOLDING COMPANY

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                FOOD CARRIER, INC.

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                FORT BEND UTILITIES COMPANY

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President

                                GREAT LAKES SUGAR COMPANY

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                HOLLY NORTHWEST COMPANY

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: President


                                HOLLY SUGAR CORPORATION

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                IMPERIAL DISTRIBUTING, INC.

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: President


                                IMPERIAL-SAVANNAH, LP

                                By:  Savannah Molasses & Specialties Company
                                     Its sole General Partner

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                IMPERIAL SWEETENERS DISTRIBUTORS, INC.

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President

                                KING PACKAGING COMPANY, INC.

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                LIMESTONE PRODUCTS COMPANY

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: President


                                MENU MAGIC FOODS, INC.

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                MICHIGAN SUGAR COMPANY

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                PHOENIX PACKAGING CORPORATION

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                RAGUS HOLDINGS, INC.

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: President

                                SAVANNAH FOODS INDUSTRIAL, INC.

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                SAVANNAH FOODS & INDUSTRIES, INC.

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                SAVANNAH INVESTMENT COMPANY

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: President


                                SAVANNAH MOLASSES & SPECIALTIES COMPANY

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                SAVANNAH SUGAR REFINING CORPORATION

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Sr. Vice President


                                WHOLESOME SWEETENERS GROUP, LTD.

                                By:   Wholesome Sweeteners, LLC
                                      Its sole General Partner

                                By:    /s/ W. F. Schwer
                                   ----------------------------------
                                Name:  W. F. Schwer
                                Title: Manager

                                WHOLESOME SWEETENERS, LLC

                                By:    /s/ W. F. Schwer
                                    -----------------------------------
                                Name:  W. F. Schwer
                                Title: Member Manager

                                MONUMENT CAPITAL LTD.

                                By:    Alliance Capital Management L.P., as
                                       Investment Manager

                                By:    Alliance Capital Management
                                       Corporation, as General Partner

                                By:    /s/ Joel Serebransky
                                    -----------------------------------------
                                Name:  Joel Serebransky
                                Title: Senior Vice President


                                OAK MOUNTAIN LIMITED

                                By:    Alliance Capital Management L.P., as
                                       Investment Manager

                                By:    Alliance Capital Management
                                       Corporation, as General Partner

                                By:    /s/ Joel Serebransky
                                    -----------------------------------------
                                Name:  Joel Serebransky
                                Title: Senior Vice President

                                THE BANK OF NEW YORK

                                By:    /s/ Ronald R. Reedy
                                   ----------------------------------
                                Name:  Ronald R. Reedy
                                Title: Vice President

                                BLACK DIAMOND CLO 1998--1 LTD.

                                By:    /s/ Debbie Boggess
                                   ----------------------------------
                                Name:  Debbie Boggess
                                Title: Director


                                BLACK DIAMOND INTERNATIONAL FUNDING LTD.

                                By:    /s/ Debbie Boggess
                                   ----------------------------------
                                Name:  Debbie Boggess
                                Title: Director

                                FARM CREDIT BANK OF WICHITA

                                By:    /s/ Travis W. Ball
                                    -----------------------------------
                                Name:  Travis W. Ball
                                Title: Assistant Vice President

                                FIRST UNION NATIONAL BANK

                                By:    /s/ Thomas M. Cambern
                                    -----------------------------------
                                Name:  Thomas M. Cambern
                                Title: Senior Vice President

                                LEHMAN COMMERCIAL PAPER INC., as
                                 Syndication Agent and as a Lender

                                By:   /s/
                                   ----------------------------------
                                Name:
                                Title:


                                HARRIS TRUST AND SAVINGS BANK, as
                                 Administrative Agent, Collateral
                                 Agent, Issuing Lender and as a
                                 Lender

                                By:    /s/ Janet Maxwell-Wickett
                                   ----------------------------------
                                Name:  Janet Maxwell-Wickett
                                Title: Vice President

                                LEHMAN COMMERCIAL PAPER INC., as
                                 Syndication Agent and as a Lender

                                By:    /s/ Michelle Swanson
                                   ----------------------------------
                                Name:  Michelle Swanson
                                Title: Authorized Signatory


                                HARRIS TRUST AND SAVINGS BANK, as
                                 Administrative Agent, Collateral
                                 Agent, Issuing Lender and as a
                                 Lender

                                By:
                                   ----------------------------------
                                Name:
                                Title:

                                COOPERATIEVE CENTRALE RAIFFEISEN-
                                 BOERENLEENBANK B.A., "RABOBANK
                                 NEDERLAND" NEW YORK BRANCH

                                By:
                                   ----------------------------------
                                Name:
                                Title:


                                By:    /s/ Stewart Kalish
                                   ----------------------------------
                                Name:  Stewart Kalish
                                Title: Vice President

                                PILGRIM PRIME RATE TRUST

                                By: Pilgrim Investments Inc. as its
                                     Investment Manager

                                By:    /s/ Michel Prince
                                   ----------------------------------
                                Name:  Michel Prince, CFA
                                Title: Vice President


                                PILGRIM AMERICA HIGH INCOME
                                 INVESTMENTS, LTD. (as Assignee)

                                By:    /s/ Michel Prince
                                   ----------------------------------
                                Name:  Michel Prince, CFA
                                Title: Vice President


                                SEQUILS-PILGRIM 1 LIMITED

                                By: Pilgrim Investments Inc. as its
                                     Investment Manager

                                By:
                                   ----------------------------------
                                Name:
                                Title:


                                PILGRIM CLO 1999--1 LIMITED

                                By: Pilgrim Investments Inc. as its
                                     Investment Manager

                                By:
                                   ----------------------------------
                                Name:
                                Title:

                                US BANCORP AG CREDIT, INC.

                                By:    /s/ Sandra A. Saver
                                   ----------------------------------
                                Name:  Sandra A. Saver
                                Title: Vice President

                                WACHOVIA BANK, N.A.

                                By:    /s/ Richard H. Milhauk
                                   ----------------------------------
                                Name:  Richard H. Milhauk
                                Title: Senior Vice President

                                VAN KAMPEN CLO I, LTD.

                                By: Van Kampen Management Inc., as
                                     Collateral Manager

                                By:    /s/ Darvin D. Pierce
                                   ----------------------------------
                                Name:  Darvin D. Pierce
                                Title: Vice President


                                VAN KAMPEN CLO II, LTD.

                                By: Van Kampen Management Inc., as
                                     Collateral Manager

                                By:    /s/ Darvin D. Pierce
                                   ----------------------------------
                                Name:  Darvin D. Pierce
                                Title: Vice President


                                VAN KAMPEN SENIOR INCOME TRUST

                                By:    /s/ Darvin D. Pierce
                                   ----------------------------------
                                Name:  Darvin D. Pierce
                                Title: Vice President

                                FROST NATIONAL BANK

                                By:    /s/ Phil Dudley
                                   ----------------------------------
                                Name:  Phil Dudley
                                Title: Senior Vice President